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                                                                    EXHIBIT 10.2


                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (the "Agreement") is entered into and effective as of 11:30, CST, on August 31, 2001 by and between Texas Diversicare Limited Partnership, a Texas limited partnership (the "Partnership") and Diversicare Leasing Corp., a Tennessee corporation ("DLC").

                                    RECITALS

         WHEREAS, The Partnership executed and delivered a Wraparound Promissory Note (the "Wraparound Note") in the original amount of $ 7,500,000, dated August 30, 1991 to Diversicare Nursing Centers, Inc., a Florida corporation, which was assigned by Counsel Nursing Properties, Inc. (successor to Diversicare Nursing Centers, Inc. by merger) to DLC on August 10, 1994;

         WHEREAS, The Partnership is the owner of six nursing homes located in the state of Texas, in the counties of Caldwell, Goliad, Lampasas, Refugio and DeWitt;

         WHEREAS, The six nursing homes are known as Chisolm Trail Nursing and Rehabilitation Center, Goliad Nursing and Rehabilitation Center, Hillcrest Manor Nursing and Rehabilitation Center, Lampasas Nursing and Rehabilitation Center, Refugio Nursing and Rehabilitation Center, and Yorktown Nursing and Rehabilitation Center (collectively the "Nursing Homes");

         WHEREAS, the Wraparound Note is secured by all of the real and personal property of the Nursing Homes pursuant to a Wraparound Deed of Trust dated August 30, 1991 (the "Wraparound Deed of Trust" and collectively with the Wraparound Note, the "Wraparound Mortgage") executed by the Partnership;

         WHEREAS, The Wraparound Note provides for a balloon payment of the remaining principal balance of approximately $ 6,500,000 on August 30, 2001;

         WHEREAS, The Partnership failed to make the required payment on August 30, 2001, and is now in default under the Wraparound Mortgage;

         WHEREAS, DLC has sent written notice to the Partnership demanding payment and informing the Partnership of its intent to foreclose on the assets of the Partnership if payment is not received immediately.

         WHEREAS, The Partnership has informed DLC that it does not have available sufficient assets to pay the outstanding amount under the Wraparound Note; and

         WHEREAS, DLC and the Partnership have agreed to the transfer of the assets of the Partnership to DLC in full settlement of the outstanding amounts under the Wraparound Note in exchange for the release of all remaining obligations of the Partnership under the Wraparound Mortgage. The parties have agreed to this settlement and release in lieu of DLC foreclosing on the Nursing Homes which secure the Wraparound Mortgage.
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         NOW, THEREFORE, in consideration of the mutual premises, the conveyance of the real and personal property of the Nursing Homes to DLC in lieu of foreclosure, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1 Satisfaction of Wraparound Mortgage. DLC hereby accepts the transfer and conveyance of the real estate and personal property from the Partnership made concurrently herewith in full payment and satisfaction of the Wraparound Promissory Note and all amounts due under the Wraparound Promissory Note for principal, interest, penalty, late fees and all other sums due thereunder.

         2 DLC Release of the Partnership. DLC does hereby irrevocably and unconditionally release and forever discharge the Partnership, and its general partner and their respective directors, officers, successors and assigns (collectively, the "Indemnified Persons") of and from any and all claims, demands, actions, causes of action, rights, remedies or suits which DLC ever had, now has or might hereafter have against the Partnership, under, arising out of, relating to or connected with (i) the Wraparound Promissory Note, (ii) the Wraparound Deed of Trust, and (iii) any other documents or instruments evidencing, securing or otherwise relating to the Wraparound Mortgage. DLC agrees that, from and after the date hereof, the Partnership shall not have any debts, liabilities or obligations to DLC under or in respect of the Wraparound Mortgage. Anything herein to the contrary notwithstanding, it is understood and agreed that the release by DLC of the Partnership set forth in this Paragraph 2 does not and shall not be deemed to modify, amend, release or otherwise affect in any manner whatsoever the liabilities and obligations of the Partnership under (i) the Partnership Services Agreement entered into between the Partnership, Diversicare Incorporated, an Ontario corporation and Counsel Property Corporation, an Ontario corporation, dated as of November 2, 1990 (the "Partnership Services Agreement") as assigned to DLC pursuant to an Assignment and Assumption Agreement dated May 10, 1994, or (ii) the Guaranteed Return Loan Security Agreement (the "Guaranteed Return Agreement") between the same parties and dated the same date.

         3 Release of Liens and Collateral Security. DLC hereby releases and discharges in full all liens, mortgages, pledges, charges, security interests and other encumbrances granted by the Partnership in favor of DLC as security for the obligations of the Partnership under the Wraparound Mortgage, including without limitation the Wraparound Deed of Trust, the Wraparound Promissory Note and any financing statements filed with respect to the foregoing.

         4 Delivery of Documents. In connection herewith, (i) the Partnership shall execute and deliver to DLC appropriate warranty deeds to the Nursing Homes and bills of sale for the personal property located thereon; (ii) DLC shall execute and deliver to the Partnership a full release of the lien evidenced by the Wraparound Deed of Trust and shall execute and deliver to the Partnership a full release and termination of any UCC-1 and UCC-3 Financing Statements relating to the Nursing Homes and the security interest of DLC evidenced thereby; and (iii) DLC shall deliver to the Partnership the executed original of the Wraparound Promissory Note. DLC shall clearly mark the Wraparound Promissory Note to indicate the satisfaction of the indebtedness and obligations with respect to the
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                  Wraparound Mortgage Note evidenced thereby and the release and discharge of the Partnership from any further liability or obligation with respect thereto.

         5 Cooperation. At all times following the execution of this Agreement, each party agrees to cooperate in good faith with the others to execute and deliver, or cause to be executed and delivered, such documents, and to do, or cause to be done, such other acts or things as might be necessary or as might be reasonably requested by any other party to give effect the intent of this Agreement and assure that the benefits of this Agreement are realized by each of the parties hereto.

         6 Amendment; Modification. This Agreement may not be amended or modified except by a written instrument executed by all of the parties hereto.

         7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

         8 Multiple Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9 Captions. The captions of paragraphs of this Agreement have been inserted solely for convenience and reference, and shall not control or affect the meaning or construction of any provisions of this Agreement.

         10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective legal representatives, successors and assigns.
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         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has executed this Agreement as of the time and date set forth above.


                                         TEXAS DIVERSICARE LIMITED
                                         PARTNERSHIP, by its General Partner,
                                         DIVERSACARE GENERAL PARTNER, INC.



                                         By:  /s/ Charles H. Rinne
                                              ---------------------------------
                                              Authorized Signing Officer


                                         DIVERSICARE LEASING CORP.



                                         By:  /s/ William R. Council III
                                              ---------------------------------
                                              Authorized Signing Officer